Exhibit 99.1

Kevin Waters Senior Vice President, Chief Financial Officer 1 May 20, 2016

Consider adjusting 2 Key metrics Improving financial performance Strengthening capital structure and cash flow Path to sustained profitability 2 Precise, innovative tumor treatments™ Significant Financial Progress Building a path to sustainable profitability © Accuray and/or its affiliates. All rights reserved.

3 $ millions +22% +18% Key Metrics Significant growth: fiscal year 2015 vs. fiscal year 2013 +22% growth FY’15/’13 Gross orders drive backlog +18% growth FY’15/’13 Backlog drives revenue $ millions $219 $263 $268 FY'13 FY'14 FY'15 Gross Orders $317 $365 $375 FY'13 FY'14 FY'15 Backlog

4 *Actual results; FY15 EBITDA currency adjusted; $12 million as reported $ millions +20% Key Metrics Significant growth: fiscal year 2015 vs. fiscal year 2013 +20% growth FY’15/’13 Significant revenue growth +79 million FY’15/’13 Has led to significant improvement in our cash generation $316 $369 $380 FY'13 FY'14 FY'15 Revenue ($56) $13 $23 FY'13 FY'14 FY'15* aEBITDA + $79 Million

5 Fiscal Year 2015 Full-Year Actual 2016 9 Months YTD* 2016 Full-Year Guidance 2016 Guidance vs. 2015 Actual** Gross Orders $268 $188 $280 - $290 +6% Backlog $375 $371 ~ $405 +8% Revenue $380 $304 $395 - $405 +5% aEBITDA $12 $20 $25 - $30 +129% *Actual results **YOY growth calculated at mid-range of guidance $ millions Key Metrics Recent results and guidance: significant growth relative to market

6 *Represents the mid-point of FY’16 guidance Gross Orders Driving future revenue growth $ millions 9% annual growth (CAGR) Increased order momentum driving future revenue Gross orders $219 $263 $268 $285 FY'13 FY'14 FY'15 FY'16*

7 *Represents forecasted ending backlog for FY’16 at mid-point of guidance Backlog Driving future revenue growth $ millions 9% annual growth (CAGR) Declining age-outs as a percentage of backlog Seeing previously aged out orders aging back in Backlog $317 $365 $375 $405 FY'13 FY'14 FY'15 FY'16*

8 *FY’16 data based on guidance $ millions Revenue Improving financial performance: FY2013 to FY2016 guidance $179 $196 $201 $205 $137 $174 $179 $195 FY'13 FY'14 FY'15 FY'16* Services Products FY’13 – FY’15 CAGR: +8% $316 $369 $380 $400

9 *FY’16 data based on trailing 12-months as of Q3 FY’16 Gross Margin Improving financial performance: FY’13 to FY’16 guidance 30.9% 38.7% 38.3% 39.9% 25.6% 34.1% 35.4% 36.9% 37.8% 43.8% 41.5% 43.0% FY'13 FY'14 FY'15 FY'16* Total GM Service GM Product GM

Strong Financial Discipline

Leading to improved financial performance: revs, OpEx and aEBITDA

$ millions

Revenue and OpEx


OPEX
Revenue
$316
$369
$380
$400^
$178
$161
$165
$165
FY'13
FY'14
FY'15*
FY'16^^

aEBITDA


$36
$23
$13
FY'13
FY'14
FY'15*
FY'16**
$(56)

*FY'15 data based on constant currency as compared to FY'14 due to significant currency impact on aEBITDA in FY'15
**FY'16 data represents the mid-point of guidance as adjusted for the one-time $7.9M impact of Cowealth legal fees
^FY'16 data represents the mid-point of guidance
^^FY'16 data represents the trailing 12-month as of Q3 FY'16

ACCURAY

© Accuray and/or its affiliates. All rights reserved.

Precise, innovative tumor treatments™ 10

11 $ millions Improving Cash Flow Forecasted first year of positive cash flow in the Company’s history *Represents annual change in cash and short term investments excluding any capital raised for the year **FY’15 ended the year with higher level of receivables and inventory than FY’14 ^FY’16 data represents year-to-date change for the 9-months ended 3/31/16 adjusted for the one-time payment of $5.5M in Cowealth legal fees FY’13 FY’15 FY’14 Q3 YTD FY’16^ ($80) ($3) ($28)** $11 CASH GENERATION*

12 Improving cash position strengthens our capital structure Accuray announced straight debt financing on January 12, 2016 Raised $70M straight debt Retired $63M of the $100M August 2016 convertible notes Full retirement of August 2016 notes eliminates the potential issuance of approximately 10.6M shares Shares Weighted Average Shares Outstanding YTD 3/31/16 80.3 M 2016 Convertible Notes (potential dilution) $100M principle, $9.46 conversion price 10.6 M Shareholder Dilution Avoided 13% Balance Sheet Improving capital structure: our approach to the August 2016 converts

13 Conversion Price $9.47 $5.33 N/A We intend to utilize current cash, in conjunction with exploring additional debt refinancing, to settle the existing debt obligations. $ millions Balance Sheet Today An improved capital structure $150M in cash, cash equivalents and investments as of Q3 FY’16 and growing $36.6 $115 $70 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Debt Maturities 3.75% '16 3.50% '18 & Series A Secured Term Loan '21

Revenue Gross Margin Operating Income EBITDA 14 Where we were: represents FY 2013 financials *LTM ^Mid point of guidance A Path to Profitability Where we were, where we are and where we are heading Past Present Future Goals 100% 31% (26%) (18%) 100% 40%* (1%)* 7%^ 100% ~45% 10% + 15% +